UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   March 18, 2011

CHINA SPORTS HOLDING COMPANY LIMITED
(Exact name of registrant as specified in its charter)

Delaware	000-52623	37-1532843
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Yangdai Village, Chendai County
Jinjiang City, Fujian Province
People’s Republic of China
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

 +86 (151) 1249-4568
 (ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS.

On March 18, 2011 the Board of Directors appointed Mendoza Anding Lin as the Interim Chief Financial Officer of China Sports Holding Company Limited (the “Company”) with immediate effect. Mr. Mendoza Anding Lin currently serves as the Company’s President and Chief Executive Officer.

Mendoza Anding Lin, President, CEO, CFO and Chairman

Mr. Lin serves as our president, chief executive officer and chairman since February 2010. He is also the president of Heng Feng Shoes & Clothing Co., Ltd. in Jinjiang City, Fujian Province since 2009. Previously he served as the General Manager of a foreign trade company in Hong Kong from 2001 to 2003. He was also the General Manager of Chaoba Shoe Material Co., Ltd. in Quanzhou City, Fujian Province from 1999 to 2001. Mr. Lin graduated from Huaqiao University (Quanzhou) with a bachelor’s degree in 2000.

Employment Agreements

We currently do not have employment agreement with any our directors and executive officers.

Family Relationships

Mendoza Anding Lin and Qionglin Lin are brothers. Except as stated above, there are no family relationships between any of our directors or executive officers and any other directors or executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA SPORTS HOLDING COMPANY LIMITED

Date: March 22, 2011	By:	/s/ Mendoza Anding Lin
Mendoza Anding Lin President, Chief Executive Officer and Chairman